                                ESCROW AGREEMENT

     This Escrow Agreement, dated as of August 2, 2004 (the "Closing Date"), by and among SPECTAGUARD ACQUISITION LLC, a Delaware limited liability company
("Parent"), those parties executing this Agreement as SHAREHOLDERS
(collectively, the "Shareholders") of Barton (as defined below), CHARLES BARTON
RICE, SR., an individual resident of the State of Georgia ("Shareholders'
Representative"), and THE BANK OF NEW YORK TRUST COMPANY, N.A., a national banking association, as escrow agent ("Escrow Agent").

     Reference is made to the Agreement and Plan of Merger dated as of May 12,
2004, by and among Parent, BPS LLC, a Delaware limited liability company
("Merger Sub"), BARTON PROTECTIVE SERVICES INCORPORATED, a Georgia corporation
("Barton"), the Shareholders and the Shareholders' Representative (the "Merger
Agreement") pursuant to which this Escrow Agreement ("Agreement") is entered into. The Shareholders' Representative has been authorized by Section 15.1 of the Merger Agreement to act for and on behalf of the Shareholders pursuant to this Agreement. Capitalized terms used in this agreement without definition shall have the respective meanings given to them in the Merger Agreement.

     The parties hereto, intending to be legally bound, hereby agree as follows:

1.   Establishment Of Escrow.

     Parent is depositing with Escrow Agent an amount equal to Nine Million
Dollars ($9,000,000) in immediately available funds (as increased by any earnings thereon and as reduced by any disbursements, or losses on investments, the "Escrow Fund") on the Closing Date. Escrow Agent acknowledges receipt thereof.

2.   Appointment Of Escrow Agent.

     (a) Parent and each of the Shareholders hereby designate and appoint Escrow
Agent to serve as escrow agent and Escrow Agent hereby confirms its agreement to act as escrow agent upon the terms, conditions and provisions of this Agreement.

     (b) The Escrow Agent shall accept and maintain the Escrow Fund in a separate escrow account (the "Escrow Account"). The Escrow Fund shall be held and disposed of by the Escrow Agent in accordance with the terms of this
Agreement and the Merger Agreement.

3.   Investment Of Funds.

     (a) Except as Parent and Shareholders' Representative may from time to time jointly instruct Escrow Agent in writing, the Escrow Fund shall be invested from time to time, to the extent possible, in United States Treasury Bills having a remaining maturity of ninety (90) days or in a money market fund with Escrow
Agent, until disbursement of the entire Escrow Fund. Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the
Escrow Fund consisting of investments to provide for payments required to be made under this Agreement.

     (b) The Escrow Agent shall deliver to Parent and the Shareholders'
Representative within 15 days after the end of each calendar month a written statement setting forth the amount of the funds in the Escrow Account, if any, held by the Escrow Agent as of the last day of such month and itemizing all deposits or disbursements, if any, made by the Escrow Agent during such month and all income, if any, accrued on each Escrow Account during such month.

4.   Adjustments To Merger Consideration.

     Promptly following the final determination of the Working Capital
Adjustment and the Cash Adjustment (either by agreement between Parent and
Shareholders' Representative, or as determined by the Accounting Arbitrator), if any, if the Final Merger Consideration is less than the Estimated Merger
Consideration, Parent and the Shareholders' Representative shall deliver to the
Escrow Agent joint written instructions as to the disbursement of any such deficit amount from the Escrow Fund. Escrow Agent shall disburse the amount provided in the joint written instructions within five (5) Business Days following Escrow Agent's receipt of the joint written instructions.

5.   Indemnification Claims.

     (a) From time to time on or before March 31, 2006, Parent may give notice
(a "Claim Notice") to Shareholders' Representative and Escrow Agent specifying in reasonable detail the nature and dollar amount of any claim (a "Claim") for
Damages it may have under Article 12 or Article 13 of the Merger Agreement. Upon receipt of a Claim Notice, Shareholders' Representative shall promptly send an acknowledgement of the same to Escrow Agent and Parent. If Escrow Agent has not received an acknowledgment from Shareholders' Representative within five (5)
days after Escrow Agent's receipt of the Claim Notice, Escrow Agent shall send a copy of the same to Shareholders' Representative. If Shareholders'
Representative gives notice to Parent and Escrow Agent disputing any Claim (a
"Counter Notice") within twenty (20) Business Days following receipt by Escrow
Agent of the Claim Notice regarding such Claim, such Claim shall be resolved as provided in Section 5(b) below. If no Counter Notice is received by Escrow Agent within such twenty (20) Business Day period or if the Counter Notice applies only to a portion of the Claim Notice, then the dollar amount of damages claimed by Parent as set forth in its Claim Notice, to the extent undisputed, shall be deemed established for purposes of this Escrow Agreement and the Merger
Agreement and, at the end of such twenty (20) Business Day period, the Escrow
Agent shall pay to the Parent the dollar amount claimed in the Claim Notice (or such undisputed portion thereof) from (and only to the extent of) the Escrow
Fund. The Escrow Agent shall not inquire into or consider whether a Claim complies with the requirements of the Merger Agreement.

     (b) If a Counter Notice is given with respect to a Claim, Escrow Agent shall make payment with respect to the disputed portion of the Claim as set forth in the Counter Notice only in accordance with (i) joint written instructions of Parent and Shareholders' Representative or (ii) a final non-appealable Order of a court of competent jurisdiction in any dispute over indemnification under Articles 12 or 13 of the Merger Agreement. Escrow Agent
shall act on such Order without further question.

6.   Termination Of Escrow.

                                      -2-

     On March 31, 2006, Escrow Agent shall pay and distribute the then amount of
Escrow Fund to Shareholders' Representative (who shall distribute such amount to the Shareholders, pro rata, based upon each Shareholders' relative ownership as provided in Schedule 1 attached hereto), unless (i) any Claims are then pending, in which case an amount equal to the aggregate dollar amount of such Claims (as shown in the Claim Notices of such Claims) plus any amount that is the subject of an unresolved Objection Notice, shall be retained by Escrow Agent in the
Escrow Account (and the balance paid to Shareholders' Representative to distribute to the Shareholders, Pro Rata) or (ii) Parent has given notice to
Shareholders' Representative and Escrow Agent specifying in reasonable detail the nature of any other Claim it may have under Article 12 or Article 13 of the
Merger Agreement with respect to which it is unable to specify the amount of
Damages, in which case the entire Escrow Fund shall be retained by Escrow Agent, in either case until it receives joint written instructions of Parent and
Shareholders or a final non-appealable Order as contemplated by Section 5(b).
Notwithstanding anything contained herein to the contrary, Parent and the
Shareholders' Representative may at any time and from time to time provide
Escrow Agent with joint written instructions regarding the disbursement of funds from the Escrow Account, and Escrow Agent shall disburse funds from the Escrow
Account in accordance with any such joint written instructions.

7.   Duties Of Escrow Agent.

     (a) Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Agreement. Uninvested funds held hereunder may not earn or accrue interest.

     (b) Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow
Agent, the other parties hereto shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement. Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Fund, or any loss of interest incident to any such delays.

     (c) Escrow Agent shall be entitled to rely upon any Order, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to
Escrow Agent.

                                      -3-

     (d) Escrow Agent may act pursuant to the advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

     (e) Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and having only possession thereof. Any payments of income from this Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide Escrow Agent with appropriate Internal Revenue
Service Forms W-9 for tax identification number certification, or non-resident alien certifications.

     (f) Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

     (g) Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

     (h) Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Fund to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is thirty (30) days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Fund until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final non-appealable Order.

     (i) In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow
Fund or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Escrow Fund until
Escrow Agent shall have received (i) a final non-appealable Order directing delivery of the Escrow Fund or (ii) a written agreement executed by Parent and
Shareholders' Representative directing delivery of the Escrow Fund, in which event Escrow Agent shall disburse the Escrow Fund in accordance with such Order or agreement without further question.

     (j) Parent and Shareholders shall pay Escrow Agent compensation (as payment in full) for the services to be rendered by Escrow Agent hereunder in the amount of $2,000 at the time of execution of this Agreement and agree to reimburse
Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel), provided, that, any such compensation and reimbursement to which Escrow Agent is entitled shall be borne 50% by Parent, and the remaining 50% by the Shareholders in proportion to the ownership percentages set forth on Schedule 1 attached hereto.

                                      -4-

8.   Limited Responsibility.

     This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

9.   Ownership For Tax Purposes.

     Shareholders agree that, for purposes of federal and other taxes based on income, the parties listed on Schedule 1 attached hereto will be treated as the owners of the percentages of the Escrow Fund as designated on such Schedule 1, respectively, and that they will report all income, if any, that is earned on, or derived from, the Escrow Fund as their income, in such proportions, in the taxable year or years in which such income is properly includible and pay any taxes attributable thereto. Each Shareholder shall furnish to the Escrow Agent its federal taxpayer identification number on a properly completed Form W-9 within 30 days after the date hereof.

10.  Notices.

     Unless otherwise specified herein, all notices, requests, demands, consents and other communications hereunder shall be transmitted in writing and shall be deemed to have been duly given when hand delivered, upon delivery when sent by express mail, courier, overnight mail or other recognized overnight or next day delivery service, charges prepaid, or three (3) days following the date mailed when sent by registered or certified United States mail, postage prepaid, return receipt requested, or when sent by telecopier, with a confirmation copy sent by recognized overnight courier, next day delivery, charges prepaid, addressed as follows:

         If to Parent, to:

         SpectaGuard Acquisition LLC
         3606 Horizon Drive
         King of Prussia, Pennsylvania 19405
         Attention:  Christopher Dunne, Esq.
         Facsimile:  (610) 239-1108

         with a copy to:

         Skadden, Arps, Slate, Meagher & Flom LLP
         Four Times Square
         New York, New York 10036
         Attention:  Franklin M. Gittes, Esq.
                     Alan Myers, Esq.
         Facsimile:  (212) 735-2000

         If to Shareholders or Shareholders' Representative, to:

                                      -5-

         Charles Barton Rice, Sr.
         910 Barkston Drive
         Alpharetta, Georgia 30022
         Facsimile: (770) 667-8499

         with a copy to:

         Powell, Goldstein, Frazer & Murphy, LLP
         191 Peachtree Street, N.E.
         Sixteenth Floor
         Atlanta, Georgia  30303
         Attention:  William B. Shearer, Jr., Esq.
         Facsimile:  (404) 572-6999

         If to Escrow Agent, to:

         The Bank of New York Trust Company, N.A.
         100 Ashford Center North, Suite 250
         Atlanta, Georgia 30338
         Attention: Karen Z. Kelly, Assistant Vice President
         Facsimile: 770-698-5195

or to such other address, facsimile number or person as either party shall have last designated by such notice to the other party.

11.  Counterparts.

     This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

12.  Waiver.

     Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this
Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

13.  Entire Agreement.

     This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

14.  Amendment

                                      -6-

     This Agreement may not be amended except by a written agreement executed by the Parent, the Shareholders' Representative, and the Escrow Agent.

15.  No Third Party Beneficiary

     The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

16.  No Assignment; Binding Effect

     Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be void. Subject to the two preceding sentences, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

17.  Section Headings.

     The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof. All section references contained in this Agreement are to sections of this Agreement, except where the context requires otherwise.

18.  Consent to Jurisdiction.

     Each party hereby irrevocably submits to the exclusive jurisdiction of the
United States District Court for the Northern District of Georgia or any court of the State of Georgia located in the City of Atlanta in any Proceeding arising out of or relating to this Agreement; provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 18 and shall not be deemed to be a general submission to the jurisdiction of said courts in the State of Georgia other than for such purpose. Each party hereby irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding brought in such a court and any claim that any such Proceeding brought in such a court has been brought in an inconvenient forum.

19.  Interpretation

     This Agreement shall be deemed to have been drafted by all of the parties, and no presumption or burden of proof shall be construed against any party as the drafter of this Agreement.

20.  Invalid Provisions

     If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of

                                      -7-

this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

21.  Governing Law.

     Except to the extent that the laws of any jurisdiction or organization of any party hereto, or any other jurisdiction, are mandatorily applicable to matters arising under or in connection with this Agreement, this Agreement shall be governed by and construed in accordance with the Laws of the State of
Georgia.

                            [SIGNATURE PAGES FOLLOW]

                                      -8-

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                   SPECTAGUARD ACQUISITION LLC

                                   By:  /s/ Christopher E. Dunne
                                      ----------------------------------------
                                      Name:  Christopher E. Dunne
                                      Title: Senior Vice President

                                   SHAREHOLDERS

                                   /s/ Charles Barton Rice, Sr.
                                   -------------------------------------------
                                   CHARLES BARTON RICE, SR.

                                   /s/ Kathryn Proulx
                                   -------------------------------------------
                                   KATHRYN PROULX

                                   CHARLES BARTON RICE, JR. TRUST

                                   /s/ Charles Barton Rice, Jr.
                                   -------------------------------------------
                                   By: Charles Barton Rice, Jr.

                                   /s/ Catherine B. Rice
                                   ------------------------------------------
                                   By: Catherine B. Rice

                                   As Co-Trustees and not individually for the
                                   benefit of Charles Barton Rice, Jr., pursuant
                                   to that certain Trust Agreement, dated
                                   December 27, 1984, as amended and restated
                                   July 5, 1991 and amended February 9, 1996

                                      -9-

                                   KIMBERLY ANNE RICKEY TRUST

                                   /s/ Charles B. Rice, Sr.
                                   ------------------------------------------
                                   By: Charles B. Rice, Sr.

                                   /s/ Catherine B. Rice
                                   ------------------------------------------
                                   By: Catherine B. Rice

                                   As Trustees and not individually under
                                   Agreement created February 9, 1996 for the
                                   benefit of Kimberly Anne Rickey, as amended
                                   October 19, 2001

                                   SHAREHOLDERS' REPRESENTATIVE

                                   /s/ Charles B. Rice, Sr.
                                   ------------------------------------------
                                   Charles B. Rice, Sr.

                                   THE BANK OF NEW YORK TRUST COMPANY, N.A.

                                   By:   /s/ Karen Z. Kelly
                                      ---------------------------------------
                                      Name:  Karen Z. Kelly
                                      Title: Assistant Vice President

                                      -10-

                                   SCHEDULE 1
                                   ----------

Charles Barton Rice, Sr.                    63.958293%

Charles Barton Rice, Jr. Trust              19.583555%

Kimberly Anne Rickey Trust                  10.208333%

Kathryn Proulx                               6.249819%